UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 1, 2006

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30741	77-0442752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Robin Hill Road

Santa Barbara, California 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported in its Current Report on Form 8-K filed on November 16, 2005, (the “Original Form 8-K”) Occam has appointed Chris Farrell as the Company’s new Chief Financial Officer, effective as of January 1, 2006.

The Original Form 8-K included a statement that as of the date of the filing of the Original Form 8-K, Occam had not yet determined the terms of Mr. Farrell’s compensation as the Company’s Chief Financial Officer. The purpose of this amendment to the Original Form 8-K is to report the compensation that Mr. Farrell will receive as the Chief Financial Officer of Occam.

As Occam’s Chief Financial Officer, Mr. Farrell will be paid an annual base salary of $170,000. In addition, Mr. Farrell will enter into an employment agreement with Occam which will provide, among other things, that, subject to certain exceptions, in the event Mr. Farrell is terminated within twelve months following certain events which constitute a change of control of Occam, an additional twenty percent of the shares of Common Stock subject to stock options held by Mr. Farrell will immediately become fully vested. As of the date of this amendment, Mr. Farrell held stock options to purchase up to 2,500,000 shares of Common Stock of Occam.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occam Networks, Inc.

By:	/s/ Robert L. Howard-Anderson
Robert L. Howard-Anderson President and Chief Executive Officer

Date: January 5, 2006